Vanderkam & Sanders
                               440 Louisiana, #475
                                Houston, TX 77002
                               713-547-8900 phone
                             713-547-8910 facsimile

                                February 14, 2002


Venturelist.com, Inc.
446 Mountain Oaks
Canyon Lake, Texas 78133

         Re:      Form S-8 Registration Statement

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Venturelist.com, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   200,000  shares of common stock,  $.001 par value (the  "Shares")  issuable
     pursuant  to   Consulting   Agreements   dated   February   14,  2002  (the
     "Agreements").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreements, the Form 10KSB, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                   Sincerely,

                                                   VANDERKAM & SANDERS

                                                    /s/ Vanderkam & Sanders